Exhibit 99.1

Omnicell, Inc. Prices $500 Million 0.25% Convertible Senior Notes Offering (up 37.5% Conversion Premium)

September 23, 2020

MOUNTAIN VIEW, Calif.-- Sep. 23, 2020 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication management solutions and adherence tools for healthcare systems and pharmacies, announced today the pricing of $500 million aggregate principal amount of 0.25% Convertible Senior Notes due 2025 (the “notes”) in a private placement (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Key elements of the transaction include:

•	$500 million 0.25% Convertible Senior Notes Offering (up 37.5% Conversion Premium)

•	Convertible note hedge transactions and warrant transactions entered into in connection with the 0.25% Convertible Senior Notes due 2025 with a strike price for the warrant transactions initially equal $141.56 per share, which represents a 100% premium to the closing sale price of Omnicell’s common stock on September 22, 2020

•	Repurchase of approximately $53.0 million of common stock

Omnicell has also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $75 million aggregate principal amount of notes from Omnicell. The sale of the notes is expected to close on September 25, 2020, subject to customary closing conditions.

The notes will be general unsecured obligations of Omnicell and will accrue interest payable semi-annually in arrears on each March 15 and September 15, commencing on March 15, 2021, at a rate of 0.25% per annum. The notes will mature on September 15, 2025, unless earlier converted, redeemed or repurchased.

Use of Proceeds: Omnicell estimates that the net proceeds from the offering will be approximately $486.5 million (or approximately $559.6 million if the initial purchasers exercise their option to purchase additional notes in full) in net proceeds to Omnicell after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Omnicell. Omnicell intends to use the net proceeds of the offering for the following purposes:

•	$42.9 million of the net proceeds to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to Omnicell from the sale of the warrant transactions described below);

•	Approximately $53.0 million of the net proceeds to repurchase shares of its common stock; and

•	The remainder of the net proceeds to pay down outstanding borrowings under its revolving credit facility and for working capital and other general corporate purposes, which may include potential future repurchases of its common stock and potential acquisitions and strategic transactions.

Share Repurchases: As noted above, Omnicell intends to use approximately $53.0 million of the net proceeds from the offering to repurchase shares of its common stock in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate. Omnicell expects to repurchase such shares from purchasers of the notes in the offering at a purchase price per share equal to the $70.78 per share closing price of Omnicell’s common stock on The Nasdaq Global Select Market on September 22, 2020. These repurchases could increase (or reduce the size of any decrease in) the market price of Omnicell’s common stock or the notes prior to or concurrently with the pricing of the notes, and could result in a higher effective conversion price for the notes.

Additional Details for the 0.25% Convertible Senior Notes due 2025

The notes will be convertible at the option of the holders in certain circumstances into cash, shares of Omnicell’s common stock or a combination of cash and shares of Omnicell’s common stock, at Omnicell’s election. The initial conversion rate is 10.2751 shares of Omnicell’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $97.32 per share of Omnicell’s common stock, which represents a conversion premium of approximately 37.5% to the last reported sale price of Omnicell’s common stock on The Nasdaq Global Select Market on September 22, 2020), and will be subject to customary anti-dilution adjustments.

Omnicell may not redeem the notes prior to September 20, 2023. Omnicell may redeem for cash all or any portion of the notes, at its option, on or after September 20, 2023 if the last reported sale price of Omnicell’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Omnicell provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If Omnicell undergoes a “fundamental change,” subject to certain conditions and limited exceptions, holders may require Omnicell to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, upon certain corporate events that occur prior to the maturity date of the notes or if Omnicell delivers a notice of redemption in respect of some or all of the notes, Omnicell will, under certain circumstances, increase the conversion rate of the notes for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Convertible Note Hedge Transactions and Warrant Transactions

In connection with the pricing of the notes, Omnicell has entered into privately negotiated convertible note hedge transactions with an affiliate of one of the initial purchasers and certain other financial institutions (the “Option Counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution to Omnicell’s common stock upon any conversion of notes and/or offset any cash payments Omnicell is required to make in excess of the principal amount of converted notes, as the case may be.

Omnicell has also entered into privately negotiated warrant transactions with the Option Counterparties. The strike price for the warrant transactions will initially equal $141.56 per share, which represents a 100% premium to the closing sale price of Omnicell’s common stock on The Nasdaq Global Select Market on September 22, 2020. The warrant transactions could separately have a dilutive effect to the extent that the market price per share of Omnicell’s common stock exceeds the strike price of the warrants. If the initial purchasers exercise their option to purchase additional notes, Omnicell expects to enter into additional convertible note hedge transactions and additional warrant transactions with the Option Counterparties.

In connection with establishing their initial hedges of the convertible note hedge transactions and warrant transactions, Omnicell expects the Option Counterparties or their respective affiliates to enter into various derivative transactions with respect to Omnicell’s common stock and/or purchase shares of Omnicell’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Omnicell’s common stock or the notes at that time.

In addition, Omnicell expects that the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Omnicell’s common stock and/or by purchasing or selling Omnicell’s common stock or other securities of Omnicell in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so in connection with any conversion of the notes or redemption or repurchase of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Omnicell’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration, if any, that noteholders will receive upon conversion of the notes.

The notes, the warrants and any shares of Omnicell’s common stock underlying these securities, have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Omnicell

Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the vision of the Autonomous Pharmacy, a combination of automation, intelligence, and technology-enabled services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings. Over 6,000 facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. More than 40,000 institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell’s innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions.

Forward-Looking Statements

This press release contains “forward-looking” statements that involve risks and uncertainties, including statements concerning the completion, timing and size of the offering of the notes and the convertible note hedge and warrant transactions and the anticipated use of proceeds from the offering, including the proposed share repurchases. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from Omnicell’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in Omnicell’s Securities and Exchange Commission (“SEC”) filings and reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and other filings that Omnicell makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

OMCL-E

Peter Kuipers

Chief Financial Officer

800-850-6664

Peter.Kuipers@omnicell.com